Exhibit 10.17
FOURTH AMENDMENT TO THE PROPERTY LEASE AGREEMENT

Que entre si fazem:-

I-AMYRIS BIOTECNOLOGIA DO BRASIL LTDA. (current name of SMA INDÚSTRIA QUÍMICA LTDA.) (“ABB”), headquartered in Pradópolis, state of São Paulo, at Fazenda São Martinho, s/nº, Zona Rural, registered in the CNPJ/MF under the nº 12.065.083/0001-86, herein represented according to its bylaws, hereinafter simply referred to as "LESSOR"; and

II-TECHNO PARK EMPREENDIMENTOS E ADMINISTRAÇÃO IMOBILIÁRIA LTDA., headquartered in the city of Campinas, state of Sao Paulo, at Rua Doutor Jose Ferreira de Camargo, No. 534, room 04, Nova Campinas, duly registered in the National Register of Legal Persons of the Ministry of Finance - CNPJ/MF under no. 51906667/0001-99, herein represented by its managing partner, Mr. Gilberto Miguel Pascoal, hereinafter simply referred to as "LESSOR"

WHEREAS            on August 10, 2011, the previous LESSEE, Amyris Brasil Ltda (“AMYRIS”), and the LESSOR, entered into the Property Lease Agreement, hereinafter simply referred to as “CONTRACT”, whereby the LESSOR leased to “AMYRIS”, by period of 05 (five) years, starting on November 15, 2011 and ending on November 14, 2016, the commercial sets of numbers 11B to 16B and 21B to 26B, all located in Block B of Building 3 of the commercial development, currently called Condomínio Techno Plaza Corporate, located at Av. John Dalton, nº 301, Lote 2 Quadra C, of the Condomínio Techno Park Campinas, in the City of Campinas, State of São Paulo, which initialed by the parties becomes part of this instrument as its Annex I;

WHEREAS            on July 31, 2013, by the 1st Amendment to the “CONTRACT” - Attachment II - the LESSOR and the LESSEE “AMYRIS” terminated, by common agreement,

the lease of the commercial sets of numbers 21B to 24B, the sets of numbers remaining leased 11B to 16B and numbers 25B and 26B, all from Block B, Building 3 of Condomínio Techno Plaza Corporate;

WHEREAS            on October 31, 2015, by the 2nd Amendment to the “CONTRACT” - Attachment III - the LESSOR and the LESSEE “AMYRIS” terminated, by common agreement, the lease of the commercial sets of numbers 25B and 26B, remaining the sets of numbers leased 11B to 16B, all from Block B Building 3 of the Condomínio Techno Plaza Corporate ;

WHEREAS            on March 30, 2016, by the 3rd Amendment to the “CONTRACT” - Annex IV - the lease term for the commercial sets of numbers 11B to 16B, of Block B, of Building 3, which remained leased to “AMYRIS”, was extended by an additional 02 (two) years, ending on November 14, 2018;

WHEREAS            on December 21, 2017, “AMYRIS”, as “ASSIGNOR”, assigned and transferred to SMA INDÚSTRIA QUÍMICA LTDA. (“SMA”), as a “ASSIGNEE”, the rights and obligations arising from the “CONTRACT” and subsequent contractual amendments - Attachment V;

WHEREAS             AMYRIS BIOTECNOLOGIA DO BRASIL LTDA. (Current name of SMA Indústria Química LTDA.) (“ABB”), current LESSEE, and the LESSOR have decided to extend the term, from May 1, 2019 to April 30, 2022, for the lease of the commercial sets of nº 11B 16B, of Block B, of Building 3 of the Techno Plaza Corporate Condominium, setting a new value for the monthly rental and a new base date for the application of the annual adjustment;

THE PARTIES RESOLVE TO CELEBRATE THIS “FOURTH AMENDMENT” TO THE PROPERTY LEASE AGREEMENT, DATED AUGUST 10, 2011, HEREINAFTER SIMPLY DESIGNATED “FOURTH AMENDMENT” WHICH WILL BE GOVERNED IN ACCORDANCE WITH THE FOLLOWING TERMS, CLAUSES AND CONDITIONS

1.LESSOR and LESSEE, by mutual agreement, extend, on this date, as, in fact, extended, from May 1, 2019, for a period of 03 (three) years, that is, until April 30, 2022 , the lease referring to the commercial sets of numbers 11B to 16B, of Block B, of Building 3 of the Techno Plaza Corporate Condominium, located at Av. John Dalton, nº 301, Lot 2, Quadra C, of the Condominio Techno Park Campinas, at City of Campinas, SP, due to the clause 3.1. of the “CONTRACT”, now added, becomes effective with the following language:-

3.1.    This lease, effective indefinitely since November 15, 2018 by virtue of the sole paragraph of Article 56 of Law No. 8,245 / 91, is hereby extended for another 03 (three) years, ending on 30 April 2022.

2.In view of the agreement for the extension of the contractual term, clauses 4.1; 5.1 and 13.1 of the “CONTRACT” are effective with the following language:-

4.1. “The monthly rent value of this contract is, as of May 1, 2019, fixed at R $ 43,117.00 (forty-three thousand, one hundred and seventeen reais) that the LESSEE is obliged to pay until the 5th (five) of the month following the expired one, through bank deposit in the current account held by the LESSOR at Banco , Agência , c / c nº , during business hours, or in another address of the LESSOR's choice ”.

5.1.    “The monthly rent will be adjusted annually, after 12 (twelve) months following the signing of this contract, by the variation of the IPCA, adopting as the base date May 1, 2019. In case of inability to use this index, for any reason, it will be adopted, in the following order, IPC / FIPE, IGPM, as measured by Fundação Getúlio Vargas, and IGP-DI, or another index that best reflects the inflation for the period, defined by agreement between the parties”.

13.1    “The parties agree to a compensatory fine equivalent to 03 (three) rents at the time of the event, in case of a breach of any and all contractual or legal obligations arising from this contract, provided that it is not fulfilled within a period of 10 (ten) business days, after due notification. In the case of early return of the property by the LESSEE, in a period shorter than that mentioned in clause 3.1 above, there will be no fine as long as the LESSEE in advance notifies the LESSOR at least 90 (ninety) days in advance. If this obligation is not fulfilled, the fine will be due and applied in the amount equivalent to 03 (three) rents, reduced proportionally in relation to the time elapsed from this lease extension”.

3.The LESSEE, in view of the lease extension, will continue to maintain the lease guaranteed by the security deposit made in accordance with clause 14.1 of the CONTRACT.

4.All other clauses and conditions of the CONTRACT remain unchanged and in full force, in that they do not conflict with the provisions of this instrument.

5.All the clauses and conditions of the present “FOURTH AMENDMENT” prevail in relation to any other verbal agreements or proposals hitherto that contradict the content of this instrument or that have been adjusted prior to the date of its signature, including the provisions of the CONTRACT that remain in full force in accordance with the provisions of clause 4 above.

And, being thus fair and contracted, the PARTIES execute this instrument in 03 (three) counterparts of equal content, together with the two witnesses below, all present.

Campinas, May 7, 2019.

_______________/s/Miguel Gilberto Pascoal________________________________
LESSOR:-    TECHNO PARK EMPREENDIMENTOS E ADMINISTRAÇÃO IMOBILIÁRIA LTDA.,

____/s/ Reginaldo Schwery /s/ Giani Ming Valent___________________
LESSEE:-    AMYRIS BIOTECNOLOGIA DO BRASIL LTDA.

Witnesses:

1. ___________________________    2.____________________________
Name:                    Name:
RG:                         RG:
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